UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC  20549

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934


Date of Report  (Date of the earliest event reported) February 26, 2004



                    Lifetime Hoan Corporation
     (Exact name of registrant as specified in its charter)

                            Delaware
         (State or other jurisdiction of incorporation)




      1-19254                              11-2682486
 (Commission File Number)       (IRS Employer Identification No.)



One Merrick Avenue, Westbury, New York                 11590
(Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code: (516)683-6000



     N/A
(Former name or former address, if changed since last report)




Item 7.  Financial Statements and Exhibits

  c)   Exhibits

     99 - Press Release, dated February 26, 2004



Item 12.  Results of Operation and Financial Condition

On February 26, 2004, Lifetime Hoan Corporation ("the Company") issued a press release setting forth the Company's fourth-quarter and twelve-month 2003 earnings. A copy of the Company's press release is attached hereto as Exhibit 99 and hereby incorporated by reference.





                            Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                    Lifetime Hoan Corporation

                    By:  /s/ Robert McNally
                         Robert McNally
                         Vice President of Finance and Chief
                         Financial Officer



Date:  February 26, 2004


EXHIBIT 99
       LIFETIME HOAN REPORTS 31% INCREASE IN NET SALES AND
               88% INCREASE IN EARNINGS PER SHARE


WESTBURY,  N.Y.,  February 26, 2004 -- LIFETIME HOAN  CORPORATION
(NASDAQ NM: LCUT), a leading marketer of housewares, today announced results for the fourth quarter and full year ended
December 31, 2003.

For the fourth quarter of 2003, net sales increased 31% to $62.1 million from $47.5 million in the same period of the prior year. Income from continuing operations increased 94% to $5.4 million from $2.8 million for the same period in 2002. Earnings per diluted share from continuing operations rose 88% to $0.49 per diluted share from $0.26 per diluted share in last year's fourth quarter.

For the twelve months ended December 31, 2003, net sales totaled $160.4 million compared to $131.2 million in 2002. Income from continuing operations totaled $8.4 million, or $0.78 per diluted share, compared to $3.6 million, or $0.34 per diluted share, in 2002.

Jeffrey Siegel, president and chief executive officer, commented, "Our fourth quarter performance capped a very successful year for Lifetime Hoan. Our KitchenAid(R) branded products, which include kitchen utensils, gadgets and bakeware, were an especially strong growth driver. As we expected, our S'mores Maker, introduced in mid-year, was an extremely popular gift item during the holiday season and, together with solid sales of our Cuisinart(R) cutlery, contributed to making this Lifetime's most successful fourth quarter ever.

"In 2004, we will continue our winning strategy of using Lifetime's advanced design capabilities to develop exciting, high quality products for our portfolio of premium brands. Our KitchenAid line, which includes an exceptionally attractive and powerful assortment of utensils, gadgets and bakeware, will continue to be a key driver. In the second half of the year, we will begin rolling out kitchen cutlery, storage blocks, knife sharpeners and wood cutting boards under the KitchenAid brand name, which we expect to be just as well received as our original items.

"During 2004, we will also expand our CasaModa(R) line, focused on the growing market for casual home entertainment. This will include the introduction of a number of variations on our original S'mores Maker. Equally important, we will focus on expanding the placement of all of our products during the coming year. This was an important element of our strategy in 2003, and we expect it to help drive Lifetime's results in 2004."

In 2004, management estimates that Lifetime's net sales will total approximately $190 million to $200 million. Earnings per share are estimated to total approximately $0.95 to $1.10 for the year.

As announced in 2002, Lifetime sold its 51% interest in the businesses of each of Prestige Italiana, Spa. and Prestige Haushaltswaren GmbH (together, the "Prestige Companies"). The loss from the Prestige Companies' operations for the fourth quarter of 2002 and the full year is reflected as discontinued operations on the Company's income statements.

Lifetime Hoan has scheduled a conference call Thursday, February 26 at 11:00 a.m. Eastern time to discuss fourth-quarter-2003 results and additional matters. The dial-in number for the call is (706) 634-1218. A replay of the call will also be available through Tuesday, March 4, and can be accessed by dialing (706) 645-9291, conference ID #5325208. A live webcast of the call will be broadcast at the Company's web site, www.lifetime.hoan.com. For those who cannot listen to the live broadcast, an audio replay of the call will also be available on the site.

Lifetime Hoan Corporation is a leading designer, marketer and distributor of household cutlery, kitchenware, cutting boards, pantryware and bakeware, marketing its products under various trade names including Farberware(R) and Hoffritz(R). Lifetime Hoan's
KitchenAid  branded  products  are  designed,  manufactured   and
marketed  under  a  license  with  Whirlpool  Corporation.    The
Company's Cuisinart branded products are designed, manufactured and marketed under a license with Cuisinart. Through the use of various brand names, Lifetime Hoan's products are distributed through almost every major retailer in the U.S.

The information herein contains certain forward-looking statements including statements concerning the Company's future prospects. These statements involve risks and uncertainties, including risks relating to general economic conditions and risks relating to the Company's operations, such as the risk of loss of major customers and risks relating to changes in demand for the Company's products, as detailed from time to time in the Company's filings with the Securities and Exchange Commission.


Tables to follow


   COMPANY CONTACT:                        INVESTOR RELATIONS:
      Robert McNally                          Harriet Fried
   Chief Financial Officer                 Lippert/Heilshorn &
   (516) 683-6000                           Associates,Inc.
                                           (212) 838-3777 or
                                           hfried@lhai.com


                  LIFETIME HOAN CORPORATION
                      INCOME STATEMENT
              (in 000's, except per share data)

                             Three Months Ended
                                December 31,
                                 (Unaudited)
                              2003         2002       %Increase
                                                      (Decrease)
 Net Sales                   $62,053      $47,515        30.6%
 Cost of Sales                36,936       27,945        32.2%
 Distribution Expenses         6,012        5,820         3.3%
 SG&A                          9,935        8,728        13.8%

 Income from Operations        9,170        5,022        82.6%

 Interest Expense                243          316       (23.1%)
 Other (Income)                 (17)         (19)       (10.5%)

 Income Before Taxes           8,944        4,725        89.3%

 Tax Provision                 3,536        1,936        82.6%

 Income from Continuing
   Operations                  5,408        2,789        93.9%

 Loss from Discontinued
   Operations and Disposal         -        (277)

 Net Income                   $5,408       $2,512       115.3%

 Diluted Earnings Per Share
 from Continuing Operations    $0.49        $0.26        88.5%
 Weighted Average Shares      11,036       10,561

 Diluted Earnings Per Share
 from Net Income               $0.49        $0.24       104.2%
 Weighted Average Shares      11,036       10,561


                  LIFETIME HOAN CORPORATION
                      INCOME STATEMENT
              (in 000's, except per share data)

                           Twelve Months Ended
                               December 31,

                            2003         2002         %Increase
                                                      (Decrease)
Net Sales                  $160,355     $131,219         22.2%
Cost of Sales                92,918       73,145         27.0%
Distribution Expenses        20,115       21,363         (5.8%)
SG&A                         32,677       29,815          9.6%

Income from Operations       14,645        6,896        112.4%

Interest Expense                724        1,004        (27.9%)
Other (Income)                 (68)         (66)          3.0%

Income Before Taxes          13,989        5,958        134.8%

Tax Provision                 5,574        2,407        131.6%

Income from Continuing
  Operations                  8,415        3,551        137.0%

Loss from Discontinued
  Operations and Disposal         -      (1,306)

Net Income                   $8,415       $2,245        274.8%

Diluted Income Per Share
from Continuing Operations    $0.78        $0.34        129.4%
Weighted Average Shares      10,754       10,541

Diluted Income (Loss) Per
Share from Net Income         $0.78        $0.21        271.4%
Weighted Average Shares      10,754       10,541


                  LIFETIME HOAN CORPORATION
            CONDENSED CONSOLIDATED BALANCE SHEETS
                       (in thousands)

                                  December 31,    December 31,
                                      2003            2002

 ASSETS
 CURRENT ASSETS
  Cash and cash equivalents         $    1,175     $       62
  Accounts receivable, net              31,977         19,143
  Merchandise inventories               49,294         41,333
  Prepaid expenses and other
   current assets                        5,838          5,651
      TOTAL CURRENT ASSETS              88,284         66,189

 PROPERTY AND EQUIPMENT, net            20,563         20,850
 INTANGIBLES, net                       25,675         23,952
 OTHER ASSETS                            2,214          2,378
      TOTAL ASSETS                  $  136,736     $  113,369


 LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES
  Short-term borrowings             $   16,800     $   14,200
  Accounts payable and trade
   acceptances                           8,405          2,720
  Other current liabilities             21,769         15,889
      TOTAL CURRENT LIABILITIES         46,974         32,809

 DEFERRED RENT & OTHER LONG TERM
   LIABILITIES                           1,593            468
 DEFERRED INCOME TAX LIABILITIES         2,088          1,783

 STOCKHOLDERS' EQUITY                   86,081         78,309
      TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY               $  136,736     $  113,369